Exhibit 10.40

CONSTAR INTERNATIONAL INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Constar International Inc.

Supplemental Executive Retirement Plan

-i-

Constar International Inc.

Supplemental Executive Retirement Plan

This is the Constar International Inc. Supplemental Executive Retirement Plan, effective as of January 1, 2003 (the “Plan”), established by Constar International Inc., a Delaware corporation (the “Company”) for itself and its affiliates to provide supplemental retirement benefits for certain employees and officers. The Plan is intended to be unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

ARTICLE I – DEFINITIONS.

1.1. “Board of Directors” means the Board of Directors of Constar International Inc.

1.2. “Cause” means (a) the Participant, in carrying out his duties for the Company, engages in gross misconduct or gross negligence resulting in a material adverse effect on the Company, (b) the Participant embezzles any amount of the Company’s assets, (c) the Participant is convicted (including a plea of guilty or nolo contendere) of a felony involving moral turpitude, (d) the Participant breaches any restrictive covenant that he agreed to under the terms of his employment agreement with the Company, if applicable, or (e) the Participant’s willful and material failure to follow the lawful instructions of the Company’s Board of Directors (that are consistent with his duties to the Company). For purposes of this Section 1.2, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. Any act or omission to act by the Participant in reliance upon an opinion of counsel to the Company shall not be deemed to be willful.

1.3. “Change in Control” means:

1.3.1. The acquisition, after the effective date of the Plan, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition, directly or indirectly, by or from the Company or any subsidiary of the Company, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, (b) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (c) any acquisition by any corporation if, immediately following such acquisition, 70% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), are beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding common stock of the

Company (“Common Stock”) and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

1.3.2. The occurrence after the effective date of the Plan of a reorganization, merger or consolidation other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 70% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

1.3.3. The occurrence after the effective date of the Plan of (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, in each case other than to a subsidiary, wholly-owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

1.3.4. During any period of twenty-four (24) consecutive months commencing after the effective date of the Plan, the individuals at the beginning of any such period who constitute the Board of Directors and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described in Sections 1.3.1, 1.3.2 or 1.3.3 above) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors.

Notwithstanding the above, a “Change in Control” shall not include any event, circumstance or transaction which results from the action of any entity or group which includes, is affiliated with or is wholly or partially controlled by one or more executive officers of the Company and in which the Participant participates.

1.4. “Code” means the Internal Revenue Code of 1986, as amended.

1.5. “Code Section 401(a)(17) Limit” means the limit under section 401(a)(17) of the Code or any successor provision of law on the annual compensation that may be taken into account under a retirement plan qualified under section 401(a) of the Code, as adjusted from time to time.

1.6. “Code Section 415 Limit” means any limit under section 415 of the Code or any successor provision of law on the amount of annual benefits payable under a “defined benefit plan” (as defined in section 415 of the Code), as adjusted from time to time.

1.7. “Constar Plan” means the Constar International Inc. Pension Plan, as amended from time to time, and any successor thereto.

1.8. “Crown Plan” means the Crown Cork & Seal Company, Inc. Pension Plan, as amended from time to time, and any successor thereto.

1.9. “Participant” means an individual who has satisfied the requirements of Article II.

1.10. “Trust” means a trust established to accept and hold assets, subject to the claims of the Company’s creditors, until paid to Participants and their beneficiaries as specified in this Plan.

1.11. “Trustee” means the trustee designated in the trust agreement establishing the Trust.

ARTICLE II – ELIGIBILITY.

2.1. An individual shall be a Participant in this Plan if such individual:

2.1.1. is a participant in the Constar Plan, and

2.1.2. has been designated in writing as eligible to participate in the Plan by the Board of Directors or its delegate.

ARTICLE III – BENEFITS.

3.1. A Participant’s benefit, if any, payable under this Plan shall be calculated as follows:

3.1.1. The Participant’s benefit under the Constar Plan calculated without regard to the Code Section 401(a)(17) Limit or the Code Section 415 Limit,

MINUS

3.1.2. the Participant’s accrued benefit under the Constar Plan, and

MINUS

3.1.3. the Participant’s accrued benefit under the Crown Plan.

3.2. Except as provided in Article V, the supplemental pension described in Section 3.1 above shall be paid to the Participant (or on his behalf to his beneficiary) at the same time and in the same form and manner as payment of the Participant’s accrued benefit (or his beneficiary’s survivor annuity under the Constar Plan) under the Constar Plan is paid and shall be actuarially adjusted in the same manner as is his accrued benefit (or his beneficiary’s survivor annuity under the Constar Plan) under the Constar Plan.

For purposes of this Section, it shall be assumed that the Participant’s accrued benefit under the Crown Plan is paid to the Participant (or on his behalf to his beneficiary) at the same time and in the same form and manner as payment of the Participant’s accrued benefit (or his beneficiary’s survivor annuity under the Constar Plan) under the Constar Plan is paid, and is actuarially adjusted in the same manner as is his accrued benefit (or his beneficiary’s survivor annuity under the Constar Plan) under the Constar Plan.

A Participant’s beneficiary under this Plan shall be the same as under the Constar Plan.

In the event a Participant’s pension or his spouse’s survivor annuity under the Constar Plan is subject to a qualified domestic relations order, the supplemental pension or supplemental spouse’s survivor annuity provided by this Plan shall be paid without regard to the order, unless the order specifically applies to benefits payable under this Plan.

ARTICLE IV – VESTING.

4.1. Except as provided in Section 4.2 and Article V, a Participant shall become vested in his benefit under this Plan at the same time and in the same manner as he becomes vested in his benefit under the Constar Plan. A Participant who terminates employment with the Company prior to being vested hereunder shall not be entitled to any benefit under this Plan.

4.2. Notwithstanding anything herein to the contrary, including the provisions of Section 4.1 and Article V, a Participant whose employment is terminated by the Company for Cause shall not be entitled to any benefit under this Plan.

ARTICLE V – CHANGE IN CONTROL

5.1. Upon a Change in Control, the Participant shall become 100% vested in his accrued benefit under this Plan, and shall be entitled to an immediate lump sum payment of such benefit determined using the actuarial assumptions specified for such purpose in the Constar Plan.

ARTICLE VI – SOURCE OF FUNDS.

6.1. In General. This Plan shall be unfunded, and, except as provided in Section 6.2 below, payment of benefits hereunder shall be made from the general assets of the Company. Any assets that may be set aside, earmarked, or identified as being intended for the provision of benefits under this Plan, shall remain assets of the Company and shall be subject to the claims of its general creditors. Each Participant and such Participant’s beneficiary shall be a general creditor of the Company to the extent of the value of his benefit accrued hereunder, and he shall have no right, title, or interest in any specific asset that the Company may set aside or designate as intended to be applied to the payment of benefits under this Plan. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

6.2. Trust. Notwithstanding Section 6.1 above, assets may, at the sole discretion of the Company, be set aside in a Trust and earmarked as being intended for the provision of benefits under this Plan provided all of the following requirements are met:

6.2.1.1. Participants continue to be general and unsecured creditors of the Company with respect to their benefits under the Plan and the assets set aside in the Trust;

6.2.1.2. In the event of the Company’s bankruptcy or insolvency, assets set aside in the Trust are subject to the claims of the Company’s creditors;

6.2.1.3. The Chief Executive Officer of the Company and the Board of Directors have a duty to inform the Trustee of the Company’s bankruptcy or insolvency;

6.2.1.4. The Trust provides that, upon receipt of the notice described in Section 6.2.1.3 above, the Trustee shall stop paying benefits to Participants and their beneficiaries; and

6.2.1.5. Upon a determination of the Company’s bankruptcy or insolvency, the Trustee shall hold the assets set aside in the Trust for the benefit of the Company’s creditors (including the Participants and beneficiaries under this Plan) and deliver them as a court of competent jurisdiction may direct.

ARTICLE VII – ADMINISTRATION.

7.1. In General. This Plan shall be administered by the Board of Directors or its delegate. The Board of Directors shall ultimately have sole discretion to construe and interpret the provisions of the Plan and to determine finally all questions concerning benefit entitlements, including the power to construe and determine disputed or doubtful terms. However, the appointed delegate of the Board of Directors may exercise such responsibilities in the first instance. To the maximum extent permissible under law, the determinations of the Board of Directors on all such matters shall be final and binding upon all persons involved.

7.2. Records and Reports. The Board of Directors or its delegate shall keep a record of its proceedings and actions and shall maintain all books of account, records, and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the Plan. The Board of Directors or its appointed delegate shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Company are properly available therefor.

7.3. Payment of Expenses. The Company shall pay all expenses of administering the Plan. Such expenses shall include any expenses incident to the functioning of the Board of Directors or its delegate.

7.4. Indemnification of Liability. The Company shall indemnify the members of the Board of Directors and any employee of the Company to whom the Board of Directors may delegate its duties under the Plan, against any and all claims, losses, damages, expenses, and liabilities arising from the responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

ARTICLE VIII – CLAIMS PROCEDURE.

The Board of Directors shall administer a claims procedure as follows:

8.1. Initial Claim. A Participant or beneficiary who believes himself entitled to benefits hereunder (the “Claimant”), or the Claimant’s authorized representative acting on behalf of such Claimant, may make a claim for those benefits by submitting a written notification of his claim of right to such benefits. Such notification must be on the form and in accordance with the procedures established by the Board of Directors.

8.2. Procedure for Review. The Board of Directors shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan document and that, where appropriate, Plan provisions have been applied consistently to similarly situated Claimants. Any notification to a Claimant required hereunder may be provided in writing or by electronic media. A Participant or beneficiary may designate another individual to act as his authorized representative with respect to a claim for benefits under the Plan by providing a written notice of such authorization to the Board of Directors. Such designation must provide reasonable detail regarding the identity of the authorized representative. A Participant or beneficiary may have only one authorized representative at any time.

8.3. Claim Denial Procedure. If a claim is wholly or partially denied, the Board of Directors shall, notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Board of Directors determines that special circumstances require an extension of time for processing the claim. If the Board of Directors determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 180 days from receipt of the claim. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Board of Directors expects to render a benefit determination. A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a legal action following an adverse benefit determination on review.

8.4. Appeal Procedure. In the case of an adverse benefit determination, the Claimant or his representative shall have the opportunity to appeal to the Board of Directors for review thereof by requesting such review in writing to the Board of Directors within 60 days of receipt of notification of the denial. Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied. The Claimant or his representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. The Claimant or his representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Board of Directors shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

8.5. Decision on Appeal. The Board of Directors shall notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s request for review, unless the Board of Directors determines that special circumstances require an extension of time for processing the appeal. If the Board of Directors determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Board of Directors expects to render a benefit determination. An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim, and (iv) a statement of the Claimant’s right to bring a legal action.

8.6. Litigation. In order to operate and administer the claims procedure in a timely and efficient manner, any Claimant whose appeal with respect to a claim for benefits has been denied, and who desires to commence a legal action with respect to such claim, must commence such action in a court of competent jurisdiction within 90 days of receipt of notification of such denial. Failure to file such action by the prescribed time will forever bar the commencement of such actions.

ARTICLE IX – NONALIENATION OF BENEFITS.

Except as hereinafter provided with respect to marital disputes, none of the benefits or rights of any Participant or beneficiary shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his beneficiary. Neither the Participant nor his beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he may expect to receive, contingently or otherwise, under this Plan. In cases of marital dispute, the Company will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation, a Participant agrees to hold the Company harmless from any harm that arises out of the Company’s obeying the final order of any state or federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

ARTICLE X – AMENDMENT AND TERMINATION.

10.1. The Board of Directors reserves the right to amend the Plan at any time and from time to time in any fashion and to terminate the Plan at any time.

10.2. No amendment or termination of the Plan shall reduce the benefits accrued under the Plan by any Participant up to the date of such amendment or termination (except that a Participant’s accrued benefit may be decreased by his continued participation in the Constar Plan or the Crown Plan).

ARTICLE XI – NO CONTRACT OF EMPLOYMENT.

Nothing contained herein shall be construed as conferring upon any person the right to be employed by the Company or to continue in the employ of the Company.

ARTICLE XII – APPLICABLE LAW.

The provisions of this Plan shall be construed and interpreted according to the laws of the State of Delaware, to the extent not superseded by federal law.

ARTICLE XIII – SUCCESSORS.

The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

ARTICLE XIV – HEADINGS.

The headings of the Sections and Articles of the Plan are for reference only. In the event of a conflict between a heading and the contents of a Section, the contents of the Section shall control.

ARTICLE XV – NUMBER AND GENDER.

Whenever any words used herein are in the singular form or in the masculine form, they shall be construed as though they were also used in the plural form or in the feminine or neuter form in all cases where they would so apply.

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To record the adoption of the Plan, Constar International Inc. has caused its authorized representative to affix its corporate name effective as of the day and year first written above.

CONSTAR INTERNATIONAL INC.

By: /s/ William Little

Title: Chairman of Compensation Committee